Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Appgate, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457 (o)			$75,000,000	$92.70 per $1,000,000	$6,952.50
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$75,000,000		$6,952.50
	Total Fees Previously Paid							$6,952.50
	Total Fee Offsets							---
	Net Fee Due							0

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes the offering price of shares of Common Stock that may be sold if the option to purchase additional shares of Common Stock granted by the registrant to the underwriters is exercised. See “Underwriting” in Appgate Inc.’s Registration Statement Form S-1.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A